Exhibit 10.3

TRANSITION AGREEMENT

AGREEMENT entered into as of this 13th day of March, 2014 by and between Hologic, Inc., a Delaware corporation with its principal place of business at 35 Crosby Drive, Bedford, Massachusetts 01730 (the “Company”), and Glenn P. Muir, an individual having his principal residence in Lexington, Massachusetts (the “Executive”).

WHEREAS, the Executive currently serves as Executive Vice President and Chief Financial Officer of the Company;

WHEREAS, the Executive and the Company previously entered into a Retention and Severance Agreement, dated May 3, 2006 (the “Severance Agreement”), and a Change of Control Agreement, dated November 11, 2009 (the “Change of Control Agreement”);

WHEREAS, at the request of the Company, the Executive has agreed to retire and otherwise assist in the transition to a new Chief Financial Officer, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto, each intending to be legally bound, do hereby agree as follows:

1. Resignation. The Executive agrees and acknowledges that the Company is searching for his successor as Chief Financial Officer and that effective upon the Company’s appointment of such successor, the Executive will cease to serve as Chief Financial Officer of the Company (the “Transition Date”). The Executive agrees to remain employed with the Company following the Transition Date to assist in the transition of his duties to his successor. Upon the Resignation Date (as defined below), the Executive shall retire and resign employment with the Company. The parties hereto agree that such retirement and resignation, being made at the request of the Company, constitutes a termination without cause pursuant to Section 6.1(b) of the Severance Agreement, and that the Executive shall be entitled to the rights and benefits thereunder as set forth in this Agreement.

2. Transition Period.

(a) Title. Upon the Transition Date, the Executive shall be employed by the Company solely as a full-time non-executive employee through November 30, 2014 (the “Resignation Date”; and the time between the Transition Date and the Resignation Date the “Transition Period”), subject to the terms and conditions of this Agreement. The Executive further agrees that upon the Transition Date – or if no Transition Date occurs then upon the Resignation Date – the Executive will resign any and all positions held by him including, without limitation, as an officer, director, manager, or member, as applicable, of the Company and all direct or indirect subsidiaries of the Company. Nothing herein shall preclude the Company from requiring the Executive to resign from any positions prior to the Transition Date provided that any termination of employment shall be subject to Section 2(d), below.

(b) Duties. Prior to the Transition Date, the Executive shall continue to serve as Chief Financial Officer with all the responsibilities and duties associated with such position.

During the Transition Period and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote his full business time and best efforts to the business and affairs of the Company in order to facilitate the transfer of duties to the Company’s new Chief Financial Officer. During the Transition Period, the Executive shall report directly to both the President and Chief Executive Officer, and the Chief Financial Officer. The Executive further agrees to comply with the Company’s policies and procedures as they may be applicable to him (including without limitation, as an employee) as such policies and procedures may be modified from time to time.

(c) Compensation. From the date hereof until the Resignation Date, unless the Executive’s employment is terminated earlier, pursuant to Section 2(d) below, (i) the Executive shall be entitled to continue to receive base salary at a rate equal to his current annual base salary of $600,000 (“Base Salary”), payable in accordance with the Company’s regular payroll practices; (ii) the Executive shall continue to participate in the Company’s Short-Term Incentive Plan for fiscal year 2014 (the “FY 2014 STIP”) in accordance with the terms thereunder with payment, if any, to be made at such time as bonuses are paid under the FY 2014 STIP (it being understood that the Executive shall not participate in the fiscal year 2015 Short-Term Incentive Plan, unless he continues to serve as Chief Financial Officer of the Company in FY 2015); (iii) the Executive’s outstanding stock option, restricted stock unit, performance stock unit and market stock unit awards will remain outstanding and, if applicable, will continue to vest in accordance with and subject to the terms and conditions set forth in the applicable equity incentive plans and award agreements; and (iv) the Executive shall be entitled to participate in any and all retirement (both qualified and non-qualified), vacation and/or sick pay, medical, dental, life insurance and other employee benefit plans in which he currently participates, all to the extent the Executive remains eligible under the terms of such plans and subject to the terms and conditions of such plans as may be in effect from time to time, including (without limitation) the Company’s car allowance program.

(d) Termination. The Executive’s employment during the Transition Period may be terminated (i) by the Company for material breach by the Executive of the Company’s written policies and this Agreement, including the Employee Intellectual Property rights and Non-Competition Agreement dated May 3, 2006, but only after (x) the Executive has actually received written notification detailing such material breach and (y) the Executive has been given a 10 business day period to cure such material breach, if curable (and if substantially cured within such 10 business day period, then Executive’s employment shall not be terminated), or (ii) by reason of the Executive’s death. In the case of any termination of the Executive’s employment prior to the Resignation Date, the Executive’s entitlement to the compensation and benefits provided in Section 2(c) shall immediately cease and the Executive’s entitlement to full, partial or pro-rated compensation and other benefits under the Company’s benefit plans and arrangements, if any, shall be determined under the policies and benefit plans of the Company.

(e) Final Resignation. The Executive and the Company agree that on the Resignation Date the Executive’s employment as a full-time non-executive employee shall terminate and the Transition Period shall end. On the Resignation Date, the Executive will receive his final paycheck with accrued and unpaid pay through that date as well as accrued and unpaid vacation time and payment of all outstanding business expense reimbursements according to Company policy.

3. Separation Benefits. As a consequence of the termination of the Executive’s employment with the Company on or after the Transition Date, or if no Transition Date occurs then upon the Resignation Date, in accordance with Section 6.1(b) of the Severance Agreement and in full discharge of the Company’s obligations due to the Executive thereunder, the Company shall pay to the Executive or his heirs or estate, if applicable, subject to the Executive executing the Release Agreement attached hereto as Exhibit A within the applicable time period and not revoking it, a severance amount (the “Severance Amount”) equal to the sum of (x) the Executive’s Base Salary and (y) an amount equal to the average of the annual bonuses paid or payable to the Executive under the Company’s Short-Term Incentive Plan during the last three (3) fiscal years ended prior to the Resignation Date (including any amount electively deferred by the Executive pursuant to a qualified or non-qualified retirement plan), with 50% of such Severance Amount payable in a lump sum on the first payroll date following the six-month anniversary of the Resignation Date and the remainder to be paid out pro-rata over the succeeding six month period in accordance with normal payroll practices for the Company’s senior executive officers. On the first payroll date following the six-month anniversary of the Resignation Date, the Company will also pay the Executive a lump sum equal to COBRA continuation premiums for the twelve-months following the Resignation Date. Each payment under this Section 3 described above is subject to applicable withholding and taxes.

4. Non-Competition Agreement. As additional consideration for the substantial benefits being provided to the Executive hereunder, the Executive agrees to continue to comply with the Non-Competition and Proprietary Information Agreement previously executed and agreed to by Executive.

5. Other Severance Benefits. The separation pay and benefits provided for in Section 3 shall be in lieu of any other severance or termination pay to which the Executive may be entitled under any Company severance or termination plan, program or practice (whether written or unwritten) or agreement. Except as otherwise provided herein, the Executive’s entitlement to any other compensation or benefits shall be determined in accordance with the terms and conditions of the Company’s employee benefit plans (other than severance or termination plans, programs, practices or agreements) and other applicable programs, policies and practices then in effect. For the avoidance of doubt, nothing herein shall alter, change or otherwise affect Executive’s rights under the Change of Control Agreement during the Transition Period, including (without limitation) the right to accelerate vesting thereunder.

6. Successors: Binding Agreement.

(a) This Agreement shall be binding upon and shall inure to the benefit of the Company, and its successors and assigns, and the Company shall require any successors and assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

(b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal representative.

7. Tax Treatment; Tax Withholding. The Company and the Executive hereby acknowledge and agree that the compensation provided for in Section 2 and the severance pay provided for in Section 3 shall be treated and reported by the Company and the Executive as additional compensation for services rendered and as ordinary income. The Executive also acknowledges and agrees that the Company may withhold from any compensation or other benefits to which the Executive is entitled hereunder such amounts as may be required to satisfy all federal, state and local withholding and employment tax obligations.

8. General Provisions.

(a) No Special Employment Rights. No provision of this Agreement shall grant or confer upon, or shall be construed to grant or confer upon, the Executive any right with respect to the continuation of his employment by the Company or to otherwise affect in any respect the terms and conditions of such employment except to the extent expressly provided hereunder.

(b) Notices. Any and all notices or other communications required or permitted to be given in connection with this Agreement shall be in writing (or in the form of a facsimile or electronic transmission) addressed as provided below and shall be (i) delivered by hand, (ii) transmitted by facsimile or electronic mail with receipt confirmed, (iii) delivered by overnight courier service with confirmed receipt or (iv) mailed by first class U.S. mail, postage prepaid and registered or certified, return receipt requested:

If to the Company to:

Hologic, Inc.

35 Crosby Drive

Bedford, MA 07130

Attn: General Counsel

Facsimile Number: (781) 280-0674

E-Mail Address: mark.casey@hologic.com

with a copy to:

James L. Hauser, Esq.

Brown Rudnick LLP

One Financial Center

Boston, MA 02111

Facsimile Number: (617) 289-0506

E-Mail Address: jhauser@brownrudnick.com

If to the Executive, to:

Glenn P. Muir

Lexington, MA 02421

with a copy to:

John Welsh, Esq.

Bello / Welsh LLP

125 Summer Street, Suite 1200

Boston, MA, 02110

E-mail Address: jwelsh@bellowelsh.com

and in any case at such other address as the addressee shall have specified by written notice. Any notice or other communication given in accordance with this Section 8 shall be deemed delivered and effective upon receipt, except those notices and other communications sent by mail, which shall be deemed delivered and effective three (3) business days following deposit with the United States Postal Service. All periods of notice shall be measured from the date of delivery thereof.

(c) Entire Agreement; Amendment. The recitals hereto are hereby incorporated herein by this reference. This Agreement, together with the exhibits hereto, constitute the entire agreement between the parties hereto with regard to the subject matter hereof and thereof, superseding all prior understandings and agreements, whether written or oral, including, without limitation, the Severance Agreement; provided, however, that the Change of Control Agreement shall terminate effective as of the Resignation Date, provided that the Company has not entered into a definitive agreement to effect a Change of Control (as such term is defined in the Change of Control Agreement) prior to the Resignation Date and further provided that any indemnification agreement and any outstanding vested equity award agreements (including, without limitation, any outstanding vested option agreement, restricted stock unit agreement, performance stock unit agreement, market stock unit agreement or other equity instrument by and between the Company and the Executive) shall remain in full force and effect in accordance with the terms and conditions herein and therein. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any such change is sought.

(d) 409A Compliance. Notwithstanding any other provision herein to the contrary, the Company shall make the payments required hereunder in compliance with the requirements of Section 409A of the Code and any interpretative guidance issued thereunder. The Company may, in its sole and absolute discretion, delay payments hereunder or make such other modifications with respect to the timing of payments as it deems necessary to comply with Section 409A of the Code.

(e) Interpretation. The parties hereto acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

(f) Effect of Headings. The titles of section headings herein contained have been provided solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

(g) Severability. The provisions of this Agreement are severable, and the invalidity of any provision shall not affect the validity of any other provision. In the event that any court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable because of the duration or scope thereof, the parties hereto agree that said court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.

(h) Governing Law/Jurisdiction. This Agreement shall be binding upon the Executive and shall inure to the benefit of the Company and its successors and interest and assigns, and shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts without regard to conflicts of laws. The parties hereto intend and hereby confer jurisdiction to enforce the covenants contained herein upon the state and federal courts sitting in the Commonwealth of Massachusetts. In the event that such courts shall hold any such covenant wholly unenforceable by reason of the breadth of scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company’s right to the relief provided above in the courts of any other states within the geographical scope of such other covenants having appropriate personal and subject matter jurisdiction over the parties, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants.

(i) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as a binding contract as of the date first above written.

HOLOGIC, INC.

By:	/s/ Holly Lynch
Name: Holly Lynch
Title: Senior Vice President, Human Resources

EXECUTIVE

/s/ Glenn P. Muir
Glenn P. Muir

EXHIBIT A

Release Agreement

EXHIBIT A

GENERAL RELEASE OF ALL CLAIMS

AGREEMENT entered into as of this      day of                     , 2014 by and between Hologic, Inc., a Delaware corporation with its principal place of business at 35 Crosby Drive, Bedford, Massachusetts 01730 (the “Company”), and Glenn P. Muir, an individual having his principal residence in Lexington, Massachusetts (the “Executive”).

WHEREAS, the Executive and the Company previously entered into a Transition Agreement dated March     , 2014 (the “Transition Agreement”);

WHEREAS, pursuant to the Transition Agreement and at the request of the Company the Executive has agreed to retire and resign his duties as an employee of the Company effective                     , 2014 (the “Effective Date”), subject to the terms and conditions of the Transition Agreement; and

WHEREAS, the parties wish to establish the terms of a general release of all claims (the “Release Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and in the Transition Agreement, the parties hereto, each intending to be legally bound, do hereby agree as follows:

9. Resignation and Deemed Resignation. Effective on the Effective Date, the Executive will resign his employment and any and all positions held by him including, without limitation, as an officer, director, manager, or member, as applicable, of the Company and all direct or indirect subsidiaries of the Company, by executing the letter of resignation attached as Exhibit A hereto. Notwithstanding the foregoing, the Executive agrees that upon the Executive’s termination he shall have been deemed to resign from any and all positions held by him including, without limitation, as an officer, director, manager, or member, as applicable, of the Company and all direct or indirect subsidiaries of the Company without any further action on the part of the Executive. Terms not defined herein shall have the meaning ascribed to them in the Transition Agreement.

10. Separation Benefits. Subject to and conditioned upon the release of claims herein and the Executive not revoking this Release Agreement pursuant to Section 8 hereof, as a consequence of the termination of the Executive’s employment with the Company in accordance with the Transition Agreement and in full discharge of the Company’s obligations due to the Executive thereunder, the Company agrees to pay the Executive the severance payments set forth under Section 3 of the Transition Agreement.

11. Non-Competition Agreement. The Executive agrees and covenants that the Employee Intellectual Property Rights and Non-Competition Agreement dated May 3, 2006 (the “Non-Competition Agreement”) remains in full force and effect.

12. Executive Release. In consideration for the substantial benefits being provided to the Executive in the Transition Agreement, the Executive, for himself, his agents, legal representatives, assigns, heirs, distributees, devisees, legatees, administrators, personal representatives and executors (collectively with the Executive, the “Releasing Parties”), hereby releases and discharges, to the extent permitted by law, the Company and its present and past subsidiaries and affiliates, its and their respective successors and assigns, and the present and past shareholders, officers, directors, employees, agents and representatives of each of the foregoing (collectively, the “Company Releasees”), from any and all claims, demands, actions, liabilities and other claims for relief and remuneration whatsoever, whether known or unknown, from the beginning of the world to the date the Executive signs this Release Agreement, but otherwise including, without limitation, any claims arising out of or relating to the Executive’s employment with and termination of employment from the Company, for wrongful discharge, for breach of contract, for discrimination or retaliation under any federal, state or local fair employment practices law, including, Massachusetts General Laws Chapter 149, Section 148, Title VII of the Civil Rights Act of 1964 (as amended by the Civil Rights Act of 1991), the Family and Medical Leave Act, the Americans with Disabilities Act, the Older Workers Benefit Protection Act of 1990, the Age Discrimination in Employment Act, for defamation or other torts, for wages, bonuses, incentive compensation, unvested equity, vacation pay or any other compensation or benefit, any claims under any tort or contract (express or implied) theory, and any of the claims, matters and issues which could have been asserted by the Releasing Parties against the Company Releasees in any legal, administrative or other proceeding in any jurisdiction. Notwithstanding the foregoing, nothing in this Release Agreement is intended to release or waive the Executive’s right to COBRA, unemployment insurance benefits, any other vested retirement benefits or vested equity awards or the right to seek enforcement of this Release Agreement or any rights referenced in any indemnification agreement by and between the Executive and the Company, entitlement to coverage under separate directors & officers insurance policies or other insurance policies maintained by the Company, if applicable, or the Change of Control Agreement, each of which is expressly excepted from the scope of this release.

13. Survival. It is understood and agreed that, with the exception of (i) obligations set forth or confirmed in the Transition Agreement or this Release Agreement, (ii) obligations of the Executive under the Non-Competition Agreement, and (iii) any of the Executive’s rights to indemnification as provided in indemnification agreement by and between the Executive and the Company and the Company’s certificate of incorporation and bylaws (it being acknowledged and agreed by the Executive that, as of the date of this Release Agreement, there are no amounts owed to the Executive pursuant to any such indemnification rights), all of which shall remain fully binding and in full effect subsequent to the execution of this Release Agreement, the release set forth in Section 4 is intended and shall be deemed to be a full and complete release of any and all claims that the Releasing Parties may or might have against the Company Releasees arising out of any occurrence on or before the Effective Date and this Release Agreement is intended to cover and does cover any and all future damages not now known to the Releasing Parties or which may later develop or be discovered, including all causes of action arising out of or in connection with any occurrence on or before the Effective Date.

14. Exceptions. This Release Agreement does not (i) prohibit or restrict the Executive from communicating, providing relevant information to or otherwise cooperating with the Equal Employment Opportunity Commission (the “EEOC”) or any other governmental authority with responsibility for the administration of fair employment practices laws regarding a possible violation of such laws or responding to any inquiry from such authority, including an inquiry about the existence of this Release Agreement or its underlying facts, or (ii) preclude the Executive from benefiting from classwide injunctive relief awarded in any fair employment practices case brought by any governmental agency, provided such relief does not result in Executive’s receipt of any monetary benefit or substantial equivalent thereof.

15. ADEA Release. This paragraph is intended to comply with the Older Workers Benefit Protection Act of 1990 (“OWBPA”) with regard to the Executive’s waiver of rights under the Age Discrimination in Employment Act of 1967 (“ADEA”). By signing and returning this Release Agreement, the Executive acknowledges that he:

(a) has carefully read and fully understands the terms of this Release Agreement;

(b) is entering into this Release Agreement voluntarily and knowing that he is releasing claims that he has or may have against the Company Releasees;

(c) is specifically waiving rights and claims under ADEA;

(d) understands that the waiver of rights under ADEA does not extend to any rights or claims arising after the date this Release Agreement is signed by the Executive; and

(e) consulted with an attorney before signing this Release Agreement.

16. ADEA Revocation. Executive acknowledges that he has been given the opportunity to consider this Release Agreement for twenty-one (21) days before signing it. For a period of seven (7) days from the date Executive signs this Release Agreement, Executive has the right to revoke this Release Agreement by written notice pursuant to Section 11(b). This Release Agreement shall not become effective or enforceable until the expiration of the revocation period. This Release Agreement shall become effective on the first business day following the expiration of the revocation period.

17. Other Severance Benefits. The separation pay and benefits provided for in Section 2 shall be in lieu of any other severance, separation or termination pay to which the Executive may be entitled under any Company severance or termination plan, program, practice (whether written or unwritten) or agreement. Except as otherwise provided herein, the Executive’s entitlement to any other compensation or benefits shall be determined in accordance with the terms and conditions of the Company’s employee benefit plans (other than severance or termination plans, programs, practices or agreements) and other applicable programs, policies and practices then in effect.

18. Successors: Binding Agreement.

(a) This Release Agreement shall be binding upon and shall inure to the benefit of the Company, and its successors and assigns, and the Company shall require any successors and assigns to expressly assume and agree to perform this Release Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

(b) Neither this Release Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Release Agreement shall inure to the benefit of and be enforceable by the Executive’s personal representative.

19. General Provisions.

(a) Non-Disparagement. Executive agrees not to make any adverse or disparaging comments (oral or written, including, without limitation, via any form of electronic media) about the Company, its affiliates, or any of their respective officers, directors, managers or employees which may tend to impugn or injure their reputation, goodwill and relationships with their past, present and future customers, employees, vendors, investors or with the business community generally. The Company agrees that its executive officers and directors shall be directed not to make any disparaging comments (oral or written, including, without limitation, via any form of electronic media) about the Executive. Nothing in this Section 11(a) is intended to prohibit, limit or prevent the Executive or the Company’s officers or directors from providing truthful testimony in a court of law, to a regulatory or law enforcement agency or pursuant to a properly issued subpoena, and such testimony will not be deemed to be a violation of this Section 11(a).

(b) Notices. Any and all notices or other communications required or permitted to be given in connection with this Release Agreement shall be in writing (or in the form of a facsimile or electronic transmission) addressed as provided below and shall be (i) delivered by hand, (ii) transmitted by facsimile or electronic mail with receipt confirmed, (iii) delivered by overnight courier service with confirmed receipt or (iv) mailed by first class U.S. mail, postage prepaid and registered or certified, return receipt requested:

Hologic, Inc.

35 Crosby Drive

Bedford, MA 07130

Attn: General Counsel

Facsimile Number: (781) 280-0674

E-Mail Address: mark.casey@hologic.com

with a copy to:

James L. Hauser, Esq.

Brown Rudnick LLP

One Financial Center

Boston, MA 02111

Facsimile Number: (617) 289-0506

E-Mail Address: jhauser@brownrudnick.com

If to the Executive, to:

Glenn P. Muir

Lexington, MA 02421

with a copy to:

John Welsh, Esq.

Bello / Welsh LLP

125 Summer Street, Suite 1200

Boston, MA, 02110

E-mail Address: jwelsh@bellowelsh.com

and in any case at such other address as the addressee shall have specified by written notice. Any notice or other communication given in accordance with this Section 11 shall be deemed delivered and effective upon receipt, except those notices and other communications sent by mail, which shall be deemed delivered and effective three (3) business days following deposit with the United States Postal Service. All periods of notice shall be measured from the date of delivery thereof.

(c) Confidentiality. By employment with Company, Executive has had, or will have, contact with and gain knowledge of certain confidential and proprietary information and trade secrets, including without limitation, analyses of Company’s prospects and opportunities; programs (including advertising); direct mail and telephone lists, customer lists and potential customer lists; Company’s plans for present and future developments; marketing information including strategies, tactics, methods, customer’s market research data; financial information, including reports, records, costs, and performance data, debt arrangements, holdings, income statements, annual and/or quarterly statements and accounting records and/or tax returns; operational information, including operating procedures, products, methods, service techniques, “know-how”, tooling, plans, concepts, designs, specifications, trade secrets, processes, methods and suppliers; technical information, including computer software programs; research and development projects; product formulae, processes, inventions, designs, or discoveries, which information Company treats as confidential. Executive agrees that Executive will not communicate or disclose to any third party or use for Executive’s own account, without the written consent of Company, any of the aforementioned information or material, except as required by law, unless and until such information or material becomes generally available to the public through sources other than Executive.

(d) Return of Property. Executive will deliver to Company all property, documents, or materials in his possession or custody, of any nature belonging to Company whether in original form or copies of any kind, including any trade secrets and proprietary information upon the Effective Date.

(e) Entire Agreement; Amendment. The recitals hereto are hereby incorporated herein by this reference. This Release Agreement, together with the Transition Agreement and the exhibits thereto and hereto, constitute the entire agreement between the parties hereto and thereto with regard to the subject matter hereof and thereof, superseding all prior understandings and agreements, whether written or oral, including, without limitation, the Severance Agreement; provided, however, that the Change of Control Agreement shall terminate effective as of the Effective Date, provided that the Company has not entered into a definitive agreement to effect a Change of Control (as such term is defined in the Change of Control Agreement) prior to the Effective Date and further provided that any indemnification agreement and any outstanding vested equity award agreements (including, without limitation, any outstanding vested option agreement, restricted stock unit agreement, performance stock unit agreement, market stock unit agreement or other equity instrument by and between the Company and the Executive) shall remain in full force and effect in accordance with the terms and conditions herein and therein. This Release Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any such change is sought.

(f) Interpretation. The parties hereto acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Release Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Release Agreement; and (iii) the terms and provisions of this Release Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Release Agreement.

(g) Effect of Headings. The titles of section headings herein contained have been provided solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Release Agreement.

(h) Severability. The provisions of this Release Agreement are severable, and the invalidity of any provision shall not affect the validity of any other provision. In the event that any court of competent jurisdiction shall determine that any provision of this Release Agreement or the application thereof is unenforceable because of the duration or scope thereof, the parties hereto agree that said court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Release Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.

(i) Governing Law/Jurisdiction. This Release Agreement shall be binding upon the Executive and shall inure to the benefit of the Company and its successors and interest and assigns, and shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts without regard to conflicts of laws. The parties hereto intend and hereby confer jurisdiction to enforce the covenants contained herein upon the state and federal courts sitting in the Commonwealth of Massachusetts. In the event that such courts shall hold any such covenant wholly unenforceable by reason of the breadth of scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company’s right to relief in the courts of any other states within the geographical scope of such other covenants having appropriate personal and subject matter jurisdiction over the parties, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants.

(j) Counterparts. This Release Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Release Agreement as a binding contract as of the date first above written.

HOLOGIC, INC.

By:
Name:
Title:

EXECUTIVE

Glenn P. Muir

EXHIBIT A

Letter of Resignation

                    , 2014

Hologic, Inc.

Attn.: General Counsel

35 Crosby Drive

Bedford, MA 07130

To the Board of Directors of Hologic, Inc. (the “Company”):

I, Glenn P. Muir, hereby resign any and all positions held by me, including, without limitation, as an officer, director, manager, or member of the Company and of all direct or indirect subsidiaries of the Company. My resignation shall be effective on                     , 2014.

Sincerely,

Glenn P. Muir